Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com
February [ ], 2008
Legacy Reserves LP
303 W. Wall Street, Suite 1400
Midland, TX 79701
Ladies and Gentlemen:
     We have acted as special counsel to Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of a registration statement on Form S-3 (as may be amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of [ ] units representing limited partner interests in the Partnership (the “Units”) by the selling unitholders (the “Selling Unitholders”) named in the Registration Statement.
     As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), regulations, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Units have been duly authorized, validly issued, fully paid and are non-assessable.
     We express no opinion other than as to the federal laws of the United States of America and the Delaware Act. We hereby consent to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,